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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Accuride Corporation on Form S-1 of our report dated February 4, 2005 (February 18, 2005 as to Note 6 and September 9, 2005 as to Notes 4, 17 and 18) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's change in its inventory costing method) appearing in the Prospectus, which is a part of this Registration Statement.

        We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Other Data of Accuride" and "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Indianapolis, Indiana
September 13, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM